Exhibit 99.1

Contact:

Investor Relations

212-479-3150

NEW RESIDENTIAL ANNOUNCES FOURTH QUARTER & FULL YEAR 2013 RESULTS AND DECLARES DIVIDEND OF $0.175 PER COMMON SHARE FOR FIRST QUARTER 2014

NEW YORK—(BUSINESS WIRE)—March 20, 2014—New Residential Investment Corp. (NYSE:NRZ; “New Residential”, the “Company”) today reported GAAP Income of $80.5 million, or $0.31 per diluted share, for the fourth quarter of 2013. The Company reported GAAP Income since New Residential spun off from Newcastle Investment Corp. in May 2013 of $228.3 million, or $0.89 per diluted share.

Additionally, on March 19, 2014, the Company’s Board of Directors declared a quarterly dividend of $0.175 per common share for the first quarter of 2014. The dividend is payable on April 30, 2014 to shareholders of record on March 31, 2014.

FOURTH QUARTER FINANCIAL HIGHLIGHTS:

•	GAAP Income of $80.5 million, or $0.31 per diluted share

•	Core Earnings of $36.8 million, or $0.14 per diluted share

•	Common Dividend of $63.3 million, or $0.25 per diluted share

FULL YEAR 2013 (SINCE SPIN-OFF) FINANCIAL HIGHLIGHTS:

•	GAAP Income of $228.3 million, or $0.89 per diluted share

•	Core Earnings of $94.5 million, or $0.37 per diluted share

•	Common Dividend of $125.3 million, or $0.495 per diluted share

	Q4 2013	Q3 2013	12M Ended Q4 2013 (1)	Since Spin-Off (5/16/13 – 12/31/13)
Summary Operating Results:
GAAP Income	$80.5 million	$63.1 million	$265.9 million	$228.3 million
GAAP Income per Diluted Share	$0.31	$0.24	$1.03	$0.89

Non-GAAP Results:
Core Earnings*	$36.8 million	$37.9 million	$130.0 million	$94.5 million
Core Earnings per Diluted Share*	$0.14	$0.15	$0.51	$0.37

*	For a reconciliation of GAAP Income to Core Earnings, please refer to the Reconciliation of Core Earnings below.
(1)	Includes results for the period before New Residential was spun-off from Newcastle Investment Corp. and may not be indicative of the full year results that the Company would have had as a separate public company for the entire 12-month period.

Highlights for the quarter ended December 31, 2013:

•	Excess MSR Investment – During the quarter, New Residential invested $23 million to fund previously committed pools of Excess MSRs related to $21 billion of UPB.

•	Advances Transaction #1 – In December, New Residential and other third-party co-investors entered into an agreement to acquire from Nationstar Mortgage LLC approximately $3.2 billion of Non-Agency advances, including the basic fee component of the related MSRs, at par related to $54 billion of initial UPB. This acquisition marks New Residential’s first investment in servicer advances.

•	Non-Agency RMBS – During the quarter, New Residential sold $577 million face amount of Non-Agency RMBS for $399 million, or 69% of par, which resulted in a gain of $41 million. In addition, the Company also purchased $626 million of face for $386 million, or 62% of par.

•	Non-Performing Loan Investment – New Residential further diversified its investment portfolio in the fourth quarter by purchasing a non-performing loan pool for $93 million. This investment was funded with a mix of debt and equity.

•	Dividend – In December, New Residential declared fourth quarter dividends in the amount of $0.25 per common share, or $63.3 million. The dividends consisted of a regular fourth quarter dividend of $0.175, and a special cash dividend of $0.075.

Highlights subsequent to December 31, 2013:

•	Advances Transaction #2 – In February, New Residential and other third party co-investors exercised the call right acquired in the first advance transaction to purchase additional Non-Agency advances with a par amount of approximately $3.1 billion as of December 31, 2013, including the basic fee component of the related MSRs. The advance balance at the time the call right was exercised was approximately $2.8 billion. In addition, the Company was able to improve financing terms associated with the first advance transaction by closing an approximately $2.2 billion securitization in March.

•	Non-Agency Securities Purchased from Springleaf – In March, New Residential and a third-party co-investor committed to purchase securities related to $833 million face amount of Non-Agency loans from Springleaf Holdings Inc. for a total price of $738 million.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.newresi.com. For consolidated investment portfolio information, please refer to the Company’s reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com).

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Thursday, March 20, 2014 at 10:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Fourth Quarter & Full Year 2013 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, April 3, 2014 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “10186873.”

Unaudited Condensed Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ending December 31,		Year Ended
	2013	2012	December 31, 2013
Interest income	$26,492	$14,948	$87,567
Interest expense	8,031	406	15,024

Net interest income	18,461	14,542	72,543

Impairment
Other-than-temporary impairment (“OTTI”) on securities	1,237	—	4,993
Valuation allowance on loans	461	—	461

	1,698	—	5,454

Net interest income after impairment	16,763	14,542	67,089

Other income	83,804	10,910	241,008

	83,804	10,910	241,008

Operating Expenses	20,386	5,135	42,474

	20,386	5,135	42,474

Income (Loss) Before Income Taxes	80,181	20,317	265,623

Income tax expense	—	—	—

Net Income (Loss)	80,181	20,317	265,623

Noncontrolling Interests in Income (Loss) of Consolidated Subsidiaries	(326)	—	(326)

Net Income (Loss) Attributable to Common Stockholders	$80,507	$20,317	$265,949

Net Income Per Share of Common Stock
Basic	$0.32	$0.08	$1.05

Diluted	$0.31	$0.08	$1.03

Weighted Average Number of Shares of Common Stock Outstanding
Basic	253,186,406	253,025,645	253,078,048

Diluted	259,796,493	253,025,645	257,368,255

Dividends Declared per Share of Common Stock	$0.25	$—	$0.495

Consolidated Balance Sheets

($ in thousands)

	December 31, 2013 (Unaudited)	December 31, 2012
Assets
Investments in:
Excess mortgage servicing rights, at fair value	$324,151	$245,036
Excess mortgage servicing rights, equity method investees, at fair value	352,766	—
Servicer advances	2,665,551	—
Real estate securities, available-for-sale	1,973,189	289,756
Residential mortgage loans, held-for-investment	33,539	—
Consumer loans, equity method investees	215,062	—
Cash and cash equivalents	271,994	—
Restricted cash	33,338	—
Derivative assets	35,926	—
Other assets	53,142	84

	$5,958,658	$534,876

Liabilities and Equity

Liabilities
Repurchase agreements	$1,620,711	$150,922
Notes payable	2,488,618	—
Trades payable	246,931	—
Due to affiliates	19,169	5,136
Dividends payable	63,297	—
Accrued expenses and other liabilities	6,857	462

	4,445,583	156,520

Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 253,197,974 issued and outstanding as of December 31, 2013	2,532	—
Additional paid-in capital	1,157,118	362,830
Retained earnings	102,986	—
Accumulated other comprehensive income, net of tax	3,214	15,526

Total New Residential stockholders’ equity	1,265,850	378,356
Noncontrolling interest in equity of consolidated subsidiaries	247,225	—

Total Equity	1,513,075	378,356

	$5,958,658	$534,876

Reconciliation of Core Earnings

($ in thousands)

	Three Months Ended December 31,	Year Ended December 31,
	2013	2013	2012
Net income (loss) attributable to common stockholders	$80,507	$265,949	$41,247
Impairment	1,698	5,454	—
Other Income	(83,804)	(241,008)	(9,023)
Incentive compensation to affiliate	11,499	16,847	—
Non-capitalized deal inception costs	1,369	5,698	5,230
Core earnings of equity method investees
Excess mortgage servicing rights	9,861	23,361	—
Consumer loans	15,643	53,696	—

Core Earnings	$36,773	$129,997	$37,454

CORE EARNINGS

New Residential has four primary variables that impact its operating performance: (i) the current yield earned on its investments, (ii) the interest expense incurred on the debt used to finance its investments, (iii) its operating expenses and (iv) its realized and unrealized gain or losses, including any impairment, on its investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance excluding the fourth variable above and adjusting the earnings from the consumer loan investment to a level yield basis. It is used by management to gauge the Company’s current performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are only a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s Manager; and (iii) non-capitalized deal inception costs.

While incentive compensation paid to New Residential’s Manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, note that, as an example, in a given period, New Residential may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. New Residential believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings. With regard to non capitalized deal inception costs, management does not view these costs as part of the Company’s core operations. Non-capitalized deal inception costs are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments. These costs are recorded as general and administrative expenses in its statements of income. In the third quarter of 2013, New Residential changed its definition of “core earnings” to exclude incentive compensation paid to the Company’s Manager and non-capitalized deal inception costs. The calculation of “core earnings” has been retroactively adjusted for all periods presented. Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current performance using the same measure that management uses to operate the business.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of the Company’s liquidity and is not necessarily indicative of cash available to fund cash needs.

ABOUT NEW RESIDENTIAL

New Residential is a diversified publicly traded real estate investment trust (“REIT”) that focuses on opportunistically investing in, and actively managing, servicing related assets, residential securities and loans, and other investments. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Residential Investment Corp.

New Residential Investment Corp.

Investor Relations, 212-479-3150